UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 4, 2004

Inhibitex, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-50772	74-2708737

(State or Other Jurisdiction	(Commission File	(IRS Employee
of Incorporation)	Number)	Identification No.)

1165 Sanctuary Parkway,
Suite 400
Alpharetta, GA	30004

(Address of Principal Executive	(Zip Code)
Offices)

(678) 746-1100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 4, 2004, Inhibitex, Inc.(the “Company”), entered into Stock and Warrant Purchase Agreements, pursuant to which the Company agreed to sell, at a price of $7.3775 per share, 6,777,370 shares of its common stock and warrants to purchase 2,033,211 shares of its common stock at an exercise price of $8.81 per share. The warrants become exercisable on May 9, 2005 and expire on November 10, 2009. The closing of this offering is expected to occur on November 10, 2004. Under the terms of the agreement, the Company has agreed, within 30 days after the closing of the sale of the securities, to file with the Securities and Exchange Commission a Registration Statement on Form S-1 to register the shares of common stock and shares of common stock issuable upon the exercise of the warrants, which Registration Statement is required under the agreement to become effective within 105 days following the closing.

The following purchasers are, individually or with their affiliates, holders of more than 5% of the Company’s outstanding capital stock: New Enterprise Associates 10, Limited Partnership (“NEA”); William Blair Capital Partners VI, L.P. (“William Blair”), Essex Woodlands Health Ventures V, L.P. (“Essex Woodlands”) and Alliance Technology Ventures III, L.P.(“ATV”). Additionally, the following members of our board of directors have relationships with the respective purchasers as follows: M. James Barrett: general partner of the general partner of NEA; Dr. Arda Minocherhomjee: managing director of the general partner of William Blair; J. Douglas Eplett: general partner of Essex Woodlands, and Michael A. Henos, manager of the general partner of ATV and spouse of Claudia Lynn Henos. J. Connor Seabrook, a purchaser, is a manager of ATV III Partners, LLC, the general partner of ATV, a 5% holder of the Company’s outstanding capital stock.

The foregoing is a summary of the terms of the agreement and does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Stock and Warrant Purchase Agreement, which is attached hereto as Exhibit 10.1.

Item 3.02 Unregistered Sales of Equity Securities.

On November 4, 2004, the Registrant entered into Stock and Warrant Purchase Agreements, pursuant to which the Company agreed to sell 6,777,370 shares of its common stock at a price of $7.3775 per share. The Registrant also issued warrants to purchase 2,033,211 shares of its common stock at an exercise price of $8.81 per share. The warrants become exercisable on May 9, 2005, and expire on November 10, 2009. The form of Stock and Warrant Purchase Agreement, including the form of Warrant, is attached hereto as Exhibit 10.1, and incorporated herein by reference.

The aggregate offering price of the shares of Common Stock agreed to be sold is approximately $50 million and the aggregate placement agent commissions are $1,960,500. Lazard LLC has acted as the company’s exclusive placement agent for this transaction.

The offering was made only to accredited investors, as such term is defined in accordance with the Securities Act of 1933, as amended. The shares of common stock and the warrants issued to the investors have not been registered under the Securities Act of 1933, or any state securities laws. The Company is relying on the exemption from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder. However, the company has agreed to file a registration statement for the resale of the shares of common stock and the shares of common stock underlying the warrants.

Item 8.01 Other Events.

The press release dated November 5, 2004 announcing the private placement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description of Exhibits
10.1	Form of Stock and Warrant Purchase Agreement
99.1	Press Release dated November 5, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inhibitex, Inc.
(Registrant)

Date: November 10, 2004	By:	/s/ Russell H. Plumb

Russell H. Plumb,
Vice President/Chief Financial
Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
10.1	Form of Stock and Warrant Purchase Agreement
99.1	Press Release dated November 5, 2004.